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                                                                    EXHIBIT 99.1



Novatel Wireless Completes $25 Million Equity Financing

Business Editors/High-Tech Writers

    SAN DIEGO--(BUSINESS WIRE)--Dec. 24, 2001--Novatel Wireless, Inc. (Nasdaq:NVTL) today announced that it has completed a private placement of $25 million of newly-issued Series A Convertible Preferred Stock of the Company and warrants to acquire shares of common stock. The investor group is led by Special Situations Funds and includes new investors RS Investments, LLC and other money management firms. U.S. Bancorp Piper Jaffray served as placement agent in connection with the private placement. Separately, Novatel Wireless, Inc. today announced that it has received a $10 million Secured Line of Credit with Silicon Valley Bank.

    "We are very pleased to welcome our new investors, which include Special Situations and RS Investments, " said John Major, CEO of Novatel Wireless. "This financing improves our balance sheet and cash resources and allows us to concentrate on growing our business. We plan to use the net proceeds of the private placement to advance our product programs, fund sales and marketing and research and development, to provide working capital, and for general corporate purposes."

    The new Series A Preferred Stock is convertible into NVTL common stock at a fixed price of $0.77 per share, which represents a 13.5% discount to the average of the closing price of $0.89 per share for the Company's common stock over the twenty trading days ending December 12, 2001, the date when the terms of the deal were established. The Series A Preferred Stock was issued with four-year warrants to purchase an additional 9.8 million shares of stock at an exercise price of $1.20 per share for an additional investment of $11.7 million.

    This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The shares and warrants have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. As part of this transaction, Novatel Wireless has agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants.

    About Novatel Wireless, Inc.

    Novatel Wireless, Inc. is a leading provider of wireless data modems and software for use with handheld computing devices and portable personal computers. The company delivers innovative and comprehensive solutions that enable businesses and consumers to access personal, corporate and public information through email, enterprise networks and the Internet. Novatel Wireless also offers wireless data modems and custom engineering services for hardware integration projects in a wide range of vertical applications. The Novatel Wireless product portfolio includes the Minstrel(R) Family of Wireless Handheld Modems, Merlin(TM) Family of Wireless PC Card Modems, Sage(R)



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Wireless Serial Modems, Lancer 3W(TM) Family of Ruggedized Modems and
Expedite(TM) Family of Wireless Embedded Modems. Headquartered in San Diego, Calif., Novatel Wireless is listed on the Nasdaq Stock Market (Nasdaq:NVTL). For more information, please visit the Novatel Wireless web site:
www.novatelwireless.com or call 888/888-9231.

    Except for the historical information contained herein, this release, including the expected use of proceeds of the offering, contains forward-looking statements, which are made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results, including the effect of the offering on Novatel Wireless' share price, to differ materially from those in the forward-looking statements. These factors include risks relating to technological changes, increased levels of competition, continued acceptance of Novatel Wireless' products and dependence on intellectual property rights. These factors, as well as other factors that could cause actual results to differ materially, are discussed in more detail in Novatel Wireless' filings with the United States Securities and Exchange Commission and other regulatory agencies. These forward-looking statements speak only as of the date hereof. Novatel Wireless disclaims any intent or obligation to update these forward-looking statements.

    Note to Editors: The Novatel Wireless logo, Minstrel, Merlin, Sage, Lancer 3W and Expedite are trademarks of Novatel Wireless, Inc. Minstrel and Sage are registered with the U.S. Patent and Trademark Office. All other brands, products and company names mentioned herein are trademarks of their respective holders.

    CONTACT: Novatel Wireless
             Melvin Flowers, 858/812-3415
             mflowers@novatelwireless.com
               or
             Blue Shirt Group Investor Relations for Novatel Wireless Chris Danne, 415/217-7722
             chris@blueshirtgroup.com



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